UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2019

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 1st Street SW, Suite 200
Roanoke, Virginia 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indícate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Definitive Material Agreement.

On March 1, 2019, Luna Technologies, Inc. (the “Buyer”), a wholly-owned subsidiary of Luna Innovations Incorporated (“Luna”), entered into and closed a Stock Purchase Agreement (the “Stock Purchase Agreement”) among General Photonics Corporation (the “Seller”), the shareholders of the Seller (the “Shareholders”), Steve Yao (“Yao”) as representative of the Shareholders and Luna, solely as the Buyer guarantor. Pursuant to the Stock Purchase Agreement, the Buyer acquired all outstanding capital stock of the Seller, for aggregate consideration of $19.0 million, including $17.1 million in cash paid at closing, and $1.9 million placed in escrow until later of September 1, 2020 or the date that specified matters are resolved as agreed by the Buyer and Yao, as representative of the Shareholders (altogether, the “Transaction”). In the Transaction, the Shareholders retained the cash and debt of the Seller. Additionally, Luna can become obligated to pay additional cash consideration of up to $1.0 million to the Shareholders if certain revenue targets for the Seller’s historical business are met for the twelve months following the closing of the Transaction. The purchase price is subject to positive or negative adjustment based upon the final determination of working capital of the Seller compared to a target working capital amount specified in the Stock Purchase Agreement. The Stock Purchase Agreement contains customary representations and warranties and indemnities.

In connection with the Transaction, Yao separately entered into a Consulting Agreement with Buyer whereby in return for providing consulting services to Buyer over a period of four years, Yao will receive compensation of $120 per consulting hour for the duration of the Consulting Agreement with minimum annual compensation of $120,000 for each of the first two years. In connection with the Transaction, Yao was also issued a stock option under Luna’s 2016 Equity Incentive plan to purchase 485,070 shares of common stock (the “Yao Grant”). In addition, for a period of four years after closing, Yao has agreed not to compete or engage in any competing business and not to solicit customers, employees or consultants of the Buyer, subject to specified exceptions.

The foregoing summary is not complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for the purposes of the Stock Purchase Agreement, were made as of specific dates, and were made solely for the benefit of the parties to the Stock Purchase Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Stock Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of Luna. For the foregoing reasons, none of Luna’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 2.02     Results of Operations and Financial Condition.

On March 4, 2019, Luna issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2018, as well as information regarding a conference call to discuss these financial results and the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on March 4, 2019, Luna is posting an updated slide presentation on its corporate website and will be using the presentation in connection with the conference call discussed above. A copy of the presentation is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On February 26, 2019, John B. Williamson, III, a member of Luna’s board of directors (the “Board”), and Gary Spiegel, a member of the Board, exchanged classes of directorships to which they are appointed. For that purpose, on that date, Mr. Williamson resigned as a Class I director of Luna and Mr. Spiegel resigned as a Class II director of Luna. Immediately effective on their resignations, the Board reappointed Mr. Williamson to the Board to serve as a Class II director until the 2020 annual meeting of stockholders and until his successor has been duly elected and qualified, and the Board reappointed Mr. Spiegel to the Board to serve as a Class I director until the 2019 annual meeting of stockholders and until his successor has been duly elected and qualified. Mr. Williamson continues to serve as the chairman of the Audit Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board. Mr. Spiegel continues to serve as a member of the Audit Committee of the Board and the Compensation Committee of the Board.

Mr. Williamson’s previous term was scheduled to expire at the 2019 annual meeting of stockholders, and Mr. Williamson had expressed to the Board an inability to commit to serving another full three-year term if reelected. The Board determined that it was in the best interests of Luna for Mr. Williamson to continue serving on the Board for at least another year, with which he agreed. The exchanging of classes between Messrs. Williamson and Spiegel, therefore, allows the Board to retain the services of Mr. Williamson for one additional year. The exchange also means that Mr. Spiegel will be nominated for reelection to a three-year term at the 2019 annual meeting of stockholders, reflecting the confidence the Board has in Mr. Spiegel.

Additional information about Messrs. Williamson and Spiegel is set forth in Luna’s definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2018. As non-employee directors, Messrs. Williamson and Spiegel will continue to be compensated in accordance with Luna’s non-employee director compensation policy, as described in Luna’s definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2018.

Item 7.01.	Regulation FD Disclosure.
On March 4, 2019, Luna issued a press release announcing the Transaction. A copy of this press release is furnished herewith as Exhibit 99.3 to this report.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the press release furnished as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01         Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.
(b)     Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)	Exhibits.

+    Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. Luna hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

Exhibit	Description
2.1+
Stock Purchase Agreement, by and among Luna Technologies, Inc., Luna Innovations Incorporated, General Photonics Corporation, the shareholders of General Photonics Corporation and Steve Yao as representative of the shareholders, dated as of March 1, 2019.

99.1	Press Release, dated March 4, 2019 titled “Luna Innovations Reports Strong Fourth-Quarter and Fiscal Year 2018 Results.”
99.2	Company Presentation.
99.3	Press Release, dated March 4, 2019 titled “Luna Innovations Acquires General Photonics, a Leader in Characterization and Control of Light for Photonics Applications.”

*Confidential treatment has been requested with respect to portions of this exhibit, indicated by asterisks, which has been filed separately with the SEC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: March 4, 2019